                                                    Exhibit 99.1


                                       For Further Information Contact:
                                       Stephen D. Allison,
                                       Chief Financial Officer
                                       (508) 670-4270 ext. 3129

FOR IMMEDIATE RELEASE

                PRI AUTOMATION REPORTS FIRST QUARTER RESULTS

    BILLERICA, MASS. -- JANUARY 28, 1999 -- PRI Automation, Inc.
(NASDAQ:PRIA), a leader in semiconductor factory automation, today reported financial results for the first quarter ended December 27, 1998.

    Net revenue for the quarter was $25.3 million, compared with $65.1 million for the first quarter of fiscal 1998, a decline of 61%. Excluding special charges, the company reported a net loss for the quarter of $5.2 million, or $(0.26) per share on a diluted basis. This compared with net income of $6.9 million, or $0.34 per share, for the same period last year, excluding the special charge for in-process research & development related to the acquisition of Interval Logic Corporation and adjusted on a pro forma basis to reflect the conversion of Equipe Technologies from an S-corporation to a C-corporation. The Company, in the first quarter, recorded a special charge of $0.4 million, net of taxes, or $(0.02) per diluted share, for severance compensation.

    "The focus this quarter has been to continue making PRI a more efficient organization, poised to meet the increased needs of our customers as the industry returns to higher levels of growth," stated Mitch Tyson, president and chief executive officer of PRI Automation. "During the quarter, we expanded our global market position, continued development of our next-generation products, improved our operating efficiencies through cost reduction programs and business process improvements, and continued to maintain a strong balance sheet."

    "We expect 1999 to be the year of the long-awaited recovery," noted Mord Wiesler, chairman of PRI Automation. "The semiconductor industry's book-to-bill ratio has improved for the past three months, and we are beginning to see an increase in requests for proposals from our customers. These are encouraging signs and indicate that the industry may be moving toward another growth phase. The cyclical downturns have always been followed by upturns fueled by growing consumer demand for new and innovative products, which result in an increased need for more semiconductors. It looks like the industry is moving down that path once again."

                                  -- MORE --

PRI AUTOMATION RESULTS OF FY 1999 -- 2

    Tyson continued, "During the quarter, we announced an agreement to acquire Promis Systems, a leading supplier of manufacturing execution system
(MES) software, and I am happy to say that the Promis shareholders, in a meeting held on January 26, voted overwhelmingly in favor of the acquisition. Upon completion of the Promis acquisition, PRI will have all the critical hardware and software components of a complete wafer flow logistics management solution to optimize the flow of wafers throughout the fab, including interbay and intrabay systems, MES, material control software, and advanced planning and scheduling software. We believe that by integrating these components into a complete system, PRI can offer customers a more integrated and optimized solution that will improve the productivity of their manufacturing environment."

ABOUT PRI AUTOMATION

    PRI Automation, Inc., with headquarters in Billerica, Massachusetts, is the leading global supplier of advanced factory automation systems that enhance the competitiveness of semiconductor manufacturers and OEM equipment suppliers. PRI is the only company to provide a tightly integrated and flexible hardware and software solution that optimizes the flow of wafers throughout the fab. The company currently has more than 1,600 systems installed at approximately 100 locations worldwide. For more information, visit PRI's Web site at http://www.pria.com.

    Some of the statements made in this release are forward looking, and actual results could differ materially from these statements. Such forward-looking statements include, but are not limited to, statements that relate to the company's future revenue and operating expenses, management's plans and objectives for future operations and the effect of any contemplated consolidation or restructuring of operations on the company's future profitability, statements about the company's pending acquisition of Promis systems; and statements relating to the continued downturn in the semiconductor industry.

                                   -- MORE --

PRI AUTOMATION RESULTS Q1 FY 1999-3

                               PRI AUTOMATION, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)

                                                       Three Months Ended
                                                     ----------------------
                                                     12/27/98      12/28/97
                                                     --------      --------
Net revenue........................................  $25,316       $65,133
Cost of revenue....................................   19,363        36,076
                                                     -------       -------
Gross profit.......................................    5,953        29,057

Operating expenses:
  Research and development.........................    8,248         8,375
  Selling, general and administrative..............    6,398        10,243
  Acquired in-process research and
    development....................................        0         8,417
  Special Charges..................................      650             0
                                                     -------       -------
    Total operating expenses.......................   15,296        27,035

Operating (loss) income............................   (9,343)        2,022
Other income, net..................................      716           149
                                                     -------       -------
(Loss) income before income taxes..................  ( 8,627)        2,171
(Benefit from) provision for income taxes..........  ( 3,019)        2,578
                                                     -------       -------
Net loss...........................................  ($5,608)      ($  407)
                                                     -------       -------
                                                     -------       -------
Diluted net loss per share.........................  ($ 0.28)      ($ 0.02)
Shares used in diluted per share calculations......   19,885        19,457

                      PRO FORMA NET LOSS PER COMMON SHARE
                      -----------------------------------
   (TO REFLECT THE CONVERSION OF EQUIPE TECHNOLOGIES FROM AN S-CORPORATION
                 TO A C-CORPORATION FOR INCOME TAX PURPOSES)

                                                       Three Months Ended
                                                           12/28/97
                                                           --------
Historical net loss...............................         ($  407)
Adjustment to Equipe income tax expense...........         ( 1,156)
                                                           --------
Pro forma net loss................................         ($1,563)
Pro forma diluted net loss per
  common share:...................................         ($ 0.08)

                                 -- MORE --

PRI AUTOMATION RESULTS Q1 FY 1999 - 4

                              PRI AUTOMATION, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                (IN THOUSANDS)

                                                  DECEMBER 27,    SEPTEMBER 30,
                                                      1998            1998
                                                  ------------    -------------
ASSETS
  Cash and investments..........................     $ 40,507        $ 48,208
  Accounts receivable, net......................       26,642          24,887
  Contracts in progress.........................        9,873           9,017
  Inventories...................................       22,621          27,494
  Other current assets..........................       14,936          14,724
  Property and equipment, net...................       16,356          17,122
  Other assets..................................        3,221           3,125
                                                  ------------    -------------
    Total assets................................     $134,156        $144,577
                                                  ------------    -------------
                                                  ------------    -------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable..............................     $  6,515        $ 11,955
  Accrued expenses and other liabilities........       22,463          22,615
                                                  ------------    -------------
    Total liabilities...........................       28,978          34,570
Stockholders' equity............................      105,178         110,007
                                                  ------------    -------------
    Total liabilities and stockholders' equity..     $134,156        $144,577
                                                  ------------    -------------
                                                  ------------    -------------

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